                                                                      EXHIBIT 21


                              ORGANIZATIONAL CHART


                                 ----------------------------
                                 |                          |
                                 |         The St.          |
                                 |           Paul           |
                                 |        Companies         |
                                 |                          |
                                 ----------------------------
                                              |
                                              |
              23%                             |
   ------------------------      ----------------------------
   |                      |      |                          |
   |                      |      |     St. Paul Fire and    |
   | Public Shareholders  |      | Marine Insurance Company |
   |                      |      |                          |
   -----------------------\      ----------------------------
                           \                  |
                            \                 |
             100%            \                |       77%                    100%
   ------------------------   \  ----------------------------      ------------------------
   |                      |    \ |                          |      |                      |
   |   Nuveen Senior Loan |     \|     The John Nuveen      |      | Rittenhouse Financial|
   | Asset Management Inc.|------|         Company          |------|     Services, Inc.   |
   |                      |     /|                          |      |                      |
   ------------------------    / ----------------------------      ------------------------
                              /               |
                             /                |
                    100%    /                 |      100%                     20%
   ------------------------/     ----------------------------      ------------------------
   |   Nuveen/Flagship    |      |                          |      |                      |
   |     Acquisition      |      |    John Nuveen & Co.     |      | Institutional Capital|
   |     Corporation      |      |       Incorporated       |------|       Corporation    |
   |                      |      |                          |\     |                      |
   ------------------------      ---------------------------- \    ------------------------
              |                               |                \
              |                               |                 \
              |     100%                      |      100%        \           100%
   ------------------------      ----------------------------     \------------------------
   |                      |      |                          |      |                      |
   |     Nuveen Asset     |      |  Nuveen Advisory Corp.   |      | Nuveen Institutional |
   |   Management Inc.    |      |                          |      |    Advisory Corp.    |
   ------------------------      ----------------------------      ------------------------




* Will be 20% in 2002